Exhibit 99.1

Allarity Therapeutics Regains Compliance with NASDAQ Minimum Bid Price Requirement

Boston (April 29, 2024) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today announced that on April 27, 2024, it received formal notice from The Nasdaq Stock Market, LLC’s Office of General Counsel (“Nasdaq”). This notice confirmed that the Company has regained compliance with the minimum bid price requirement as set forth in Nasdaq’s Listing Rule 5550(a)(2) (the “Bid Price Rule”). Nasdaq noted that since April 9, 2024, Allarity’s stock has maintained a closing bid price above $1.00 per share for more than ten consecutive trading days, thereby meeting the requirements for regaining compliance.

Thomas Jensen, CEO of Allarity Therapeutics, stated, “We are very pleased to announce NASDAQ’s confirmation of our compliance with the minimum bid price requirement. Looking at the bigger picture, we are filled with optimism about the clinical potential of our lead asset in the area of advanced ovarian cancer, given the very promising early data that we have received from our ongoing phase 2 stenoparib trial. I am also very optimistic about demonstrating full compliance with the Nasdaq Listing Rule 5550(b)(1) which requires a minimum stockholders’ equity on a timely basis. Most importantly, we expect to continue to dedicate all our resources to the continued development of stenoparib, aiming to change lives by addressing the urgent needs of advanced ovarian cancer patients who urgently require new and better treatment options.”

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements relating to regaining compliance with Nasdaq’s continued listing requirements, the timing and effect thereof, reducing operating expenses, converting debt and raising additional capital and the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company is not able to effect a reverse stock split, reduce operating expenses, convert debt and raise additional capital. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on October 30, 2023, as amended and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 24 School Street, 2nd Floor | Boston, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com